RULE 17e-1
                         AFFILIATED BROKER TRANSACTION
                    FOR THE MONTH ENDING: October 31, 2013

Rule 17e-1 Form (Affiliated Broker Transactions)
------------------------------------------------

                                                                                                Broker
                 Affiliated                                                                   Commission
                   Broker        Trade                                                         Cost Per    Total       Total
Client Name         Name         Date     Transaction Symbol Security Name   Shares   Price     Share    Commission    Cost
-----------      ----------    ---------- ----------- ------ --------------- ------ --------- ---------- ---------- -----------
Transamerica MS                                                BROOKFIELD
  Growth                                                     INFRASTRUCTURE
  Opportunities    BIDS (MLCO)  10/1/2013    Sell     BIPUS        PA        10,170 $ 37.8372  $0.0040     $40.68   $384,594.22
Transamerica MS                                                  GREEN
  Growth                                                        MOUNTAIN
  Opportunities    BIDS (MLCO)  10/1/2013    Buy      GMCRUS COFFEE INC USD     328 $ 76.6300  $0.0040     $ 1.31   $ 25,141.20
Transamerica MS                                                BROOKFIELD
  Growth                                                     INFRASTRUCTURE
  Opportunities    BIDS (MLCO)  10/2/2013    Sell     BIPUS        PA           779 $ 37.8200  $0.0040     $ 3.12   $ 29,445.68
Transamerica MS                                                 WYNDHAM
  Growth                                                       WORLDWIDE
  Opportunities    BIDS (MLCO)  10/8/2013    Sell     WYNUS       CORP          880 $ 60.0000  $0.0040     $ 3.52   $ 52,781.48
Transamerica MS
  Growth                                                      ATHENAHEALTH
  Opportunities    BIDS (MLCO)  10/9/2013    Sell     ATHNUS      INC         2,521 $106.7517  $0.0040     $10.08   $269,065.93
Transamerica MS
  Growth
  Opportunities    BIDS (MLCO)  10/9/2013    Sell     MSCIUS    MSCI INC      1,018 $ 38.4100  $0.0040     $ 4.07   $ 39,080.33
Transamerica MS                                                BROOKFIELD
  Growth                                                     INFRASTRUCTURE
  Opportunities    BIDS (MLCO) 10/11/2013    Sell     BIPUS        PA           267 $ 37.1700  $0.0040     $ 1.07   $  9,918.87
Transamerica MS
  Growth                                                        COVANTA
  Opportunities    BIDS (MLCO) 10/18/2013    Sell     CVAUS   HOLDING CORP    3,647 $ 20.8698  $0.0040     $14.59   $ 76,037.89
Transamerica MS
  Growth                                                        COVANTA
  Opportunities    BIDS (MLCO) 10/29/2013    Sell     CVAUS   HOLDING CORP    2,645 $ 17.2050  $0.0040     $10.58   $ 45,453.53
Transamerica MS                                                  GREEN
  Growth                                                        MOUNTAIN
  Opportunities    BIDS (MLCO)  10/1/2013    Buy      GMCRUS COFFEE INC USD      98 $ 76.6300  $0.0040     $ 0.39   $  7,511.70
                                                                 TOTAL       22,353                        $89.41   $939,030.83

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